UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Soliciting Material Pursuant to § 240.14a-12

CELLU TISSUE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

CLEARWATER PAPER CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Employee,

Today Clearwater Paper announced an agreement to acquire Cellu Tissue – marking a major milestone for the employees of both companies. When the transaction closes, Clearwater Paper will welcome approximately 1,100 new employees to our company, and add 10 manufacturing facilities and 332,000 tons of tissue production.

As many of you know, we are focused on expanding our tissue business. We initiated that process when construction began on new converting and tissue machine facilities at Shelby, North Carolina. The acquisition of Cellu Tissue accelerates our tissue expansion strategy, allowing us an opportunity to gain immediately a manufacturing presence throughout the country.

We already have a national sales footprint. Acquiring Cellu Tissue will improve service to our existing private label grocery customers through the resources of a nationwide manufacturing network that places product much closer to their stores.

Additionally, the combination of the two companies gives us the ability to enter new tissue channels, provide new through air dried (TAD) capacity, and improve our overall logistics through shipping and transportation synergies.

These are very exciting times for Clearwater Paper. I hope you will be eager as I am to welcome the Cellu Tissue employees in a couple of months, and begin a very positive and energized merging of our tissue businesses. We will soon all be part of a much larger organization with more opportunities for growth and success by helping our customers excel in their business and improve their private label tissue brands.

We will keep you informed as the acquisition process moves forward. I also encourage you to visit our company intranet at http://home.clearwaterpaper.com/default.aspx for more information.

Sincerely,

Gordon Jones,

President, Chairman and CEO

Forward Looking Statements Safe Harbor

This communication contains certain forward-looking statements regarding the proposed transaction between Clearwater Paper and Cellu Tissue, including but not limited to statements regarding expected increases in our private label tissue capacity, the synergies resulting from the merger, the benefits of the proposed transaction, opportunities for growth with existing customers and new customers in new channels and the expected timing of closing. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the benefits expected from the proposed transaction; Clearwater Paper’s inability to obtain financing from its financing sources or otherwise; general economic conditions in the regions and industries in which Clearwater Paper and Cellu Tissue operate; and litigation or regulatory matters involving antitrust or other matters that could affect the closing of the transaction. In addition, please refer to the documents that Clearwater Paper and Cellu Tissue file with the Securities and Exchange Commission (“SEC”) on Forms 10-K, 10-Q and 8-K. The filings by Clearwater Paper and Cellu Tissue identify and address other important factors that could cause events or results to vary from the forward-looking statements set forth in this communication. Clearwater Paper and Cellu Tissue are under no duty to update any of the forward-looking statements after the date of this communication to conform to actual results.

Additional information and where to find it

In connection with the proposed merger of Cellu Tissue Holdings, Inc. (the “merger”) with and into Sand Dollar Acquisition Corporation, a wholly owned subsidiary of Clearwater Paper Corporation, and required shareholder approval, Cellu Tissue intends to file with the SEC a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement will be sent or given to the stockholders of Cellu Tissue. Before making any voting or investment decision with respect to the merger, investors and stockholders of Cellu Tissue are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Cellu Tissue with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at Cellu Tissue’s Investor Relations website at cellutissue.com/investor (click “SEC filings”) or from Cellu Tissue by contacting Investor Relations by mail at 1855 Lockeway Drive, Suite 501, Alpharetta, Georgia 30004, Attention: Investor Relations, or by telephone at (707) 407-2164.

Participants in the Solicitation

Clearwater Paper and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Cellu Tissue stockholders in connection with the merger. Information about Clearwater Paper’s directors and executive officers is set forth in Clearwater Paper’s proxy statement on Schedule 14A filed with the SEC on March 29, 2010 and its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 26, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Cellu Tissue intends to file with the SEC.

Cellu Tissue Acquisition

Clearwater Paper – Employee Q&A

Q:	Why is Clearwater Paper acquiring Cellu Tissue?

A:	The combination of Cellu Tissue’s assets and employees, with our operations and new converting and tissue machine facilities under construction in Shelby, North Carolina, will strengthen our ability to grow our business and compete. It will result in one company that has a nationwide tissue manufacturing footprint that can service our customers at a very high level.

Q:	When is the transaction expected to close?

A:	We expect to be able to complete the acquisition in the fourth calendar quarter of 2010.

Q:	Does Clearwater Paper plan on keeping all of the Cellu Tissue and Clearwater Paper facilities?

A:	The acquisition is about enhancing our ability to grow and tap into new markets. The process of integrating both companies into one will take some time, and there will be no immediate changes to existing facilities.

Q:	Will Cellu Tissue facilities and employees be integrated into Clearwater Paper or will the businesses stand alone?

A:	Cellu Tissue facilities will be integrated into Clearwater Paper, although some parts of the integration will occur over time.

Q:	What will the combined company be called?

A:	We will continue operating under the Clearwater Paper name and brand.

Q:	When will the integration occur?

A:	We are in the early planning stages to ensure a smooth integration. Our focus is on efficient management of the tissue business and best serving our customers as we welcome Cellu Tissue employees to the Clearwater Paper family.

Q:	Will my benefits change? Will my pay change? What will happen to my retirement plan? Vacation?

A:	There will be no immediate changes to individuals’ compensation and benefits plans. After the acquisition is complete, the company will look at all of our operations, including compensation and benefits, to make sure that we have the best possible systems and programs going forward for the organization.

Q:	Could this result in positions being eliminated at our company?

A:	At this time there are no immediate effects. Over time we will work to improve business processes companywide. The addition of Cellu Tissue will make the company stronger, and we will work to most efficiently manage the tissue business for long-term success for Clearwater Paper and our customers.

Q:	What Cellu Tissue businesses are included in the acquisition?

A:	All their facilities and businesses. The acquisition consists of four tissue converting facilities and seven tissue mills.

Q:	Will there be organizational changes associated with the acquisition? What about the senior management team?

A:	Yes, there will be some change due to the need to avoid duplication of senior management positions, but those decisions are not final yet and will be worked out over time if the acquisition reaches successful closing.

Q:	How does this impact our tissue production capabilities?

A:	This significantly furthers our efforts to expand the tissue business. Cellu Tissue operates 10 manufacturing facilities with annual production capacity of 332,000 tons of tissue. It allows us to gain a nationwide tissue manufacturing presence immediately, and is expected to initially increase Clearwater Paper’s converted private label tissue capacity to approximately 358,000 tons. The additional available hard roll capacity could eventually double the tons of converted case output for Clearwater Paper.

Q:	What does this mean for our customers?

A:	A nationwide manufacturing network will improve service to our existing private label grocery customers. The combined company’s broad geographic distribution of manufacturing facilities affords increased production capacity and places product much closer to our customers.

Forward Looking Statements Safe Harbor

This communication contains certain forward-looking statements regarding the proposed transaction between Clearwater Paper and Cellu Tissue, including but not limited to statements regarding integration of the companies, the expected synergies resulting from the merger, opportunities for growth with existing customers and new customers in the new channels, the benefits of the proposed transaction to Clearwater Paper, and the expected timing of closing. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the benefits expected from the proposed transaction; Clearwater Paper’s inability to obtain financing from its financing sources or otherwise; general economic conditions in the regions and industries in which Clearwater Paper and Cellu Tissue operate; and litigation or regulatory matters involving antitrust or other matters that could affect the closing of the transaction. In addition, please refer to the documents that Clearwater Paper and Cellu Tissue file with the Securities and Exchange Commission (“SEC”) on Forms 10-K, 10-Q and 8-K. The filings by Clearwater Paper and Cellu Tissue identify and address other important factors that could cause events or results to vary from the forward-looking statements set forth in this communication. Clearwater Paper and Cellu Tissue are under no duty to update any of the forward-looking statements after the date of this communication to conform to actual results.

Additional information and where to find it

In connection with the proposed merger of Cellu Tissue Holdings, Inc. (the “merger”) with and into Sand Dollar Acquisition Corporation, a wholly owned subsidiary of Clearwater Paper Corporation, and required shareholder approval, Cellu Tissue intends to file with the SEC a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement will be sent or given to the stockholders of Cellu Tissue. Before making any voting or investment decision with respect to the merger, investors and stockholders of Cellu Tissue are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Cellu Tissue with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at Cellu Tissue’s Investor Relations website at cellutissue.com/investor (click “SEC filings”) or from Cellu Tissue by contacting Investor Relations by mail at 1855 Lockeway Drive, Suite 501, Alpharetta, Georgia 30004, Attention: Investor Relations, or by telephone at (707) 407-2164.

Participants in the Solicitation

Clearwater Paper and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Cellu Tissue stockholders in connection with the merger. Information about Clearwater Paper’s directors and executive officers is set forth in Clearwater Paper’s proxy statement on Schedule 14A filed with the SEC on March 29, 2010 and its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 26, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Cellu Tissue intends to file with the SEC.